Exhibit 99.1

[LOGO OF PARKWAY PROPERTIES, INC.]

PARKWAY PROPERTIES, INC.                    FOR FURTHER INFORMATION:
188 E. Capitol Street, Suite 1000           Steven G. Rogers
Jackson, MS 39201-2195                       President & Chief Executive Officer
www.pky.com                                 William R. Flatt
(601) 948-4091                               Chief Financial Officer

          PARKWAY PROPERTIES, INC. REPORTS 2005 FOURTH QUARTER RESULTS

JACKSON, MISSISSIPPI - February 6, 2006 - Parkway Properties, Inc. (NYSE:PKY) today announced results for its fourth quarter ended December 31, 2005.

CONSOLIDATED FINANCIAL RESULTS

     o Net income available to common shareholders for the three months ended December 31, 2005 was $166,000 ($.01 per diluted share) compared to $8,412,000 ($.70 per diluted share) for the three months ended December 31, 2004. Net income available to common shareholders for the year ended December 31, 2005 was $13,661,000 ($.96 per diluted share) compared to $19,529,000 ($1.70 per diluted share) for the year ended December 31, 2004. A net gain on the sale of real estate and joint venture interests of $5,220,000 was included in net income available to common stockholders for the year ended December 31, 2005. Gains on a note receivable and the sale of joint venture interests of $4,309,000 were included in net income available to common stockholders for the year ended December 31, 2004.

     o Funds from operations ("FFO") applicable to common shareholders totaled $14,343,000 ($.99 per diluted share) for the three months ended December 31, 2005 compared to $15,536,000 ($1.23 per diluted share) for the three months ended December 31, 2004. Acquisition fees of $2,000,000 ($.15 per share) were included in FFO for the three months ended December 31, 2004. FFO included expenses related to the early extinguishment of debt of $781,000 and $381,000 for the three months ended December 31, 2005 and 2004, respectively. FFO totaled $60,285,000 ($4.16 per diluted share) for the year ended December 31, 2005 compared to $54,530,000 ($4.51 per diluted share) for the year ended December 31, 2004.

     o Funds available for distribution ("FAD") totaled $8,764,000 for the three months ended December 31, 2005 compared to $8,267,000 for the three months ended December 31, 2004. FAD totaled $31,643,000 for the year ended December 31, 2005 compared to $27,577,000 for the year ended December 31, 2004.

ACQUISITIONS

     o On December 15, 2005 the Company purchased Mesa Corporate Center located in the Phoenix metropolitan area. The 105,000 square foot office building was acquired for $20.3 million plus $236,000 in closing costs and anticipated capital expenditures during the first year of ownership, for a total purchase price of $20.5 million or $195 per square foot. The asset was constructed in 2000 and is currently 100% leased.

OPERATIONS AND LEASING

     o Parkway's customer retention rate for the quarter ending December 31, 2005 was 56% compared to 69% for the quarter ending September 30, 2005 and 45% for the quarter ending December 31, 2004. Customer retention for the years ending December 31, 2005 and 2004 was 70%.

     o As of January 1, 2006, occupancy of the office portfolio was 88.9% compared to 90.0% as of October 1, 2005 and 91.0% as of January 1, 2005. Not included in the January 1, 2006 occupancy rate are 28 signed leases totaling 196,000 square feet, which commence during the first through third quarters of 2006. Including these leases, the portfolio is 90.5% leased as of January 10, 2006. Average occupancy for the fourth quarter was 89.7%.

     o During the quarter ending December 31, 2005, 78 leases were renewed or expanded on 305,000 rentable square feet at an average rental rate decrease of 1.4% on a cash basis and a cost of $3.46 per square foot per year of the lease term in committed tenant improvements and leasing commissions ("leasing costs"). Included in renewal and expansion statistics are nine leases for 233 North Michigan Avenue in Chicago which total 68,000 square feet. Excluding Chicago, the average rental rate on renewals and expansion increased 0.2% on a cash basis and cost $2.53 per square foot per year of leasing costs. During the year ended December 31, 2005, leases were renewed or expanded on 1,917,000 net rentable square feet at an average cost of $1.99 per square foot per year of the lease term in committed tenant improvements and leasing commissions.

     o During the quarter, 37 new leases were signed on 184,000 rentable square feet at a cost of $3.37 per square foot per year of the lease term in committed leasing costs. New leases were signed during the year ended December 31, 2005 on 555,000 net rentable square feet at an average cost of $3.58 per square foot per year of the lease term in committed tenant improvements and leasing commissions.

     o Same store assets produced a decrease in net operating income ("NOI") of $1,571,000 or 7.4% for the three months ended December 31, 2005 compared to the same period of the prior year. Same store NOI for the year ended December 31, 2005 decreased $1,123,000 or 1.5% compared to the same period of 2004. Same store NOI includes $225,000 and $1,261,000 in lease termination income for the three months and year ended December 31, 2005, respectively, compared to $20,000 and $1,983,000 for the three months and year ended December 31, 2004, respectively.

     o During the fourth quarter of 2005, the Company incurred $273,000 of expenses related to clean up and repair of damage caused by Hurricanes Katrina and Wilma to properties located in Jackson, Mississippi and Ft. Lauderdale, Florida. This amount represents those costs which will not be reimbursed by proceeds from insurance claims.

     o Subsequent to December 31, 2005, the Company renewed its lease agreement with Morgan Keegan and Company at the Morgan Keegan Tower in downtown Memphis, TN. At 218,000 square feet, Morgan Keegan is the Company's fourth largest customer and its lease was previously scheduled to expire in September 2007, representing 14% of the lease rollover in that year. Under the terms of the renewal agreement the lease has been extended until 2016. The effective rental rate over the term will be $18.75 per square foot and there were no tenant improvements or commissions paid. The economic effects of this renewal have been included in 2006 guidance.

CAPITAL MARKETS, FINANCING AND PRIVATE EQUITY

     o The Company's previously announced cash dividend of $.65 per share for the quarter ended December 31, 2005 represents a payout of approximately 66% of FFO per diluted share. The fourth quarter dividend was paid on December 28, 2005 and equates to an annualized dividend of $2.60 per share, a yield of 6.2% on the closing stock price on February 3, 2006 of $42.00. This dividend is the 77th consecutive quarterly distribution to Parkway's shareholders of common stock.

     o As of December 31, 2005 the Company's debt-to-total market capitalization ratio was 49.6% based on a stock price of $40.14 compared to 45.2% as of September 30, 2005 based on a stock price of $46.92 and 41.4% as of December 31, 2004 based on a stock price of $50.75.

     o On December 20, 2005 the Company closed an $86 million non-recourse first mortgage with Teachers Insurance and Annuity Association of America ("TIAA"). This loan replaced the Company's indebtedness with TIAA which was due to expire on July 1, 2008, carried an interest rate of 6.945%, and had an outstanding balance of $61,396,000 as of December 20, 2005. The new loan matures on January 1, 2016, carries a fixed interest rate of 6.21%, amortizes over a twenty-five year period, and represents a 75% loan to value ratio. Additionally, the collateral pool for the mortgage was reduced from twelve properties to five, releasing seven properties with a market value of approximately $65 million. After re-payment of the original principal balance and prepayment fees, the Company received net proceeds of $23,661,000 which was used to reduce line of credit borrowings. The Company recognized expenses for a pre-payment penalty and a write-off of unamortized loan costs for a combined total of $781,000 during the fourth quarter.

OUTLOOK FOR 2006

The Company is forecasting FFO per diluted share of $3.80 to $4.20 and earnings per diluted share ("EPS") of $0.50 to $0.80 for 2006. The reconciliation of forecasted earnings per diluted share to forecasted FFO per diluted share is as follows:

  GUIDANCE FOR 2006                                                RANGE
  ---------------------------------------------------------   --------------
  Fully diluted EPS                                            $0.50 - $0.80
  Plus:  Real estate depreciation and amortization             $3.55 - $3.67
  Plus:  Depreciation on unconsolidated joint ventures         $0.07 - $0.07
  Plus:  Diluted share adjustment for convertible preferred    $0.07 - $0.05
  Less:  Minority interest depreciation and amortization      ($0.15 - $0.15)
  Less:  Gain on sale of real estate                          ($0.24 - $0.24)

  Fully diluted FFO per share                                  $3.80 - $4.20

Earnings guidance is based on the following information which has been updated from November's assumptions:

          o Occupancy is projected in the range of 89% to 93%, with the average quarterly occupancy projected to be 89%, 91%, 92% and 92%, respectively.
          o Utility costs are projected to increase 9% across the portfolio in 2006 compared to 2005. The Company projects that 50% of this increase will be billed to and collected from customers. The remaining 50% is expected to reduce FFO by $.05 per share in 2006 compared to 2005.
          o Annual same store net operating income is projected to decrease in the range of zero to 3%.
          o Average interest rate of 5.96% is projected on non-hedged, floating rate debt for 2006 compared to the average interest rate of 4.52% for 2005. The effect of this assumed increase in short term interest rates is to reduce FFO by approximately $.08 per share compared to 2005.
          o New investments, other than those through the discretionary fund, are projected throughout the year totaling $80 million at an average acquisition cap rate of 8%. One asset sale is projected May 15, 2006 for $18,500,000 at an estimated gain of $3,700,000.
               Acquisitions are to be funded with sales proceeds, bank lines of credit and mortgage debt. Fee simple acquisitions, net of dispositions, are projected to add approximately $.02 per share to FFO in 2006.
          o The Company is negotiating an agreement to sell a 70% joint venture interest in 233 North Michigan Avenue and anticipates completing a joint venture in 2006. The financial impact of completing this joint venture has not been included in the earnings guidance for 2006.
          o Investments on behalf of the discretionary fund are projected throughout the year totaling $170 million at an average acquisition cap rate of 7%. Acquisitions to be funded 60% with first mortgage debt and 40% with equity contributions from partners. Parkway's equity contributions to be funded with bank lines of credit and proceeds from sales transactions. Fund acquisitions are projected to add approximately $.04 per share to FFO in 2006.
          o Lease termination fees are projected at $199,000 for 2006 compared to $2,147,000 in 2005. No acquisition fees or incentive fees are projected to be earned on joint ventures in 2006 compared to $1,347,000 earned in 2005.

VALUE SQUARE AND GEAR UP

December 31, 2005 marked the end of Parkway's VALUE SQUARE Operating Plan. This plan reflected the employees' commitment to create Value for its shareholders while holding firm to the core Values as espoused in the Parkway Commitment to Excellence. The goals of the plan were to create value by Venturing with best partners, Asset recycling, Leverage neutral growth, Uncompromising focus on operations, and providing an Equity return to its shareholders 10% greater than that of its peer group, the NAREIT Office Index. Equity return was defined as growth in FFO per diluted share. The Company met this financial goal in 2003 and 2004. Based on the actual results of Parkway and the projected results of the peer group for 2005, it is likely that the Company will meet the equity return goal of the plan. The final determination of meeting this goal will be made when all companies in the peer group have reported 2005 earnings.

On January 1, 2006, the Company initiated a new operating plan that will be referred to as the "GEAR UP" Plan. At the heart of the GEAR UP Plan are Great People transforming Parkway through Equity Opportunities and Asset Recycling from an owner-operator to an operator-owner. Our long-standing commitment to Retain our Customers and provide an Uncompromising Focus on Operations remains steadfast. We believe that by accomplishing these goals we can deliver excellent Performance to our shareholders. Performance for the GEAR UP Plan will be measured as the sum of adjusted funds available for distribution, as defined by the Company, cumulative over the three years of the plan. The goal for cumulative adjusted funds available for distribution is $7.18 per diluted share.

Steven G. Rogers, President and Chief Executive Officer stated, "Our team has worked very hard during the three years of the VALUE SQUARE Plan. This has proven to be a challenging time for office fundamentals for Parkway and for our peers. I'm proud of the many accomplishments during VALUE SQUARE and looking forward to GEAR UP as we begin transforming our Company from an owner-operator to an operator-owner. Our focus in 2006 is on executing our ambitious GEAR UP Plan goals, with a steadfast commitment to provide an Uncompromising Focus on Operations for our customers, shareholders and employees."

ADDITIONAL INFORMATION

The Company will conduct a conference call to discuss the results of its fourth quarter operations on Tuesday, February 7, 2006, at 11:00 a.m. ET. The number for the conference call is 800-289-0546. A taped replay of the call can be accessed 24 hours a day through February 17, 2006 by dialing 888-203-1112 and using the pass code of 2157864. An audio replay will be archived and indexed in the investor relations section of the Company's website at www.pky.com. A copy of the Company's 2005 fourth quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "4Q Call" icon. By clicking on topics in the left margin, you can follow visual representations of the presentation.

Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's fourth quarter 2005 Supplemental Operating and Financial Data, which includes a reconciliation of GAAP to Non-GAAP financial measures, is available on the Company's website.

ABOUT PARKWAY PROPERTIES

Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the operation, acquisition, ownership, management, and leasing of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 66 office properties located in 11 states with an aggregate of approximately 12,224,000 square feet of leasable space as of February 6, 2006. The Company also offers fee-based real estate services through its wholly owned subsidiary, Parkway Realty Services, to its owned properties and to its third party and minority interest properties.

Certain statements in this release that are not in the present tense or discuss the Company's expectations (including the use of the words anticipate, forecast or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership of real property; and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

                            PARKWAY PROPERTIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                            DECEMBER 31    DECEMBER 31
                                                               2005           2004
                                                           ------------   ------------
                                                           (Unaudited)
ASSETS
Real estate related investments:
  Office and parking properties                            $  1,220,565   $    959,279
  Parking development                                                 -          4,434
  Accumulated depreciation                                     (179,636)      (142,906)
                                                           ------------   ------------
                                                              1,040,929        820,807

  Land available for sale                                         1,467          3,528
  Investment in unconsolidated joint ventures                    12,942         25,294
                                                           ------------   ------------
                                                              1,055,338        849,629

Rents receivable and other assets                                69,480         42,448
Intangible assets, net                                           60,161         38,034
Cash and cash equivalents                                         3,363          1,077
                                                           ------------   ------------
                                                           $  1,188,342   $    931,188
                                                           ============   ============

LIABILITIES
Notes payable to banks                                     $    150,371   $    104,618
Mortgage notes payable                                          483,270        353,975
Accounts payable and other liabilities                           56,628         42,468
Subsidiary redeemable preferred membership interests             10,741         10,741
                                                           ------------   ------------
                                                                701,010        511,802
                                                           ------------   ------------

MINORITY INTEREST
Minority Interest - unit holders                                     38             39
Minority Interest - real estate partnerships                     12,778          3,699
                                                           ------------   ------------
                                                                 12,816          3,738
                                                           ------------   ------------

STOCKHOLDERS' EQUITY
8.34% Series B Cumulative Convertible Preferred stock,
 $.001 par value, 2,142,857 shares authorized, 803,499
 shares issued and outstanding                                   28,122         28,122
8.00% Series D Preferred stock, $.001 par value,
 2,400,000 shares authorized, issued and outstanding             57,976         57,976
Common stock, $.001 par value, 65,457,143 shares
 authorized, 14,167,292 and 12,464,817 shares
 issued and outstanding in 2005 and 2004, respectively               14             12
Common stock held in trust, at cost, 124,000 and 130,000
 shares in 2005 and 2004, respectively                           (4,198)        (4,400)
Additional paid-in capital                                      389,971        310,455
Unearned compensation                                            (3,101)        (4,122)
Accumulated other comprehensive income (loss)                       826           (226)
Retained earnings                                                 4,906         27,831
                                                           ------------   ------------
                                                                474,516        415,648
                                                           ------------   ------------
                                                           $  1,188,342   $    931,188
                                                           ------------   ------------

                            PARKWAY PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                               THREE MONTHS ENDED
                                                                  DECEMBER 31
                                                           ---------------------------
                                                               2005           2004
                                                           ------------   ------------
                                                           (Unaudited)
REVENUES
Income from office and parking properties                  $     50,055   $     40,491
Management company income                                           400          2,562
Other income                                                          9             17
                                                           ------------   ------------
                                                                 50,464         43,070
                                                           ------------   ------------

EXPENSES
Office and parking properties:
  Operating expense                                              23,646         17,530
  Interest expense:
     Contractual                                                  6,663          5,419
     Prepayment expenses                                            555            381
     Subsidiary redeemable preferred
      membership interests                                          190            190
     Amortization of loan costs                                     400            149
  Depreciation and amortization                                  14,328         10,047
Operating expense for other real estate properties                    1              4
Interest expense on bank notes:
  Contractual                                                     1,936          1,100
  Amortization of loan costs                                        128            112
Management company expenses                                         129             99
General and administrative                                        1,127          1,375
                                                           ------------   ------------
                                                                 49,103         36,406
                                                           ------------   ------------
Income before equity in earnings, gain, minority
 interest and discontinued operations                             1,361          6,664

Equity in earnings of unconsolidated joint ventures                 401            228
Gain on sale of real estate and joint venture interests              74          3,535
Minority interest - unit holders                                     (1)             -
Minority interest - real estate partnerships                        114             35
                                                           ------------   ------------
Income before discontinued operations                             1,949         10,462

Discontinued operations:
  Income from discontinued operations                                 4            214
                                                           ------------   ------------
Net Income                                                        1,953         10,676

Dividends on preferred stock                                     (1,200)        (1,200)
Dividends on convertible preferred stock                           (587)        (1,064)
                                                           ------------   ------------
Net income available to common stockholders                $        166   $      8,412
                                                           ============   ============

NET INCOME PER COMMON SHARE:
Basic:
  Income from continuing operations                        $       0.01   $       0.69
  Discontinued operations                                          0.00           0.02
                                                           ------------   ------------
  Net income                                               $       0.01   $       0.71
                                                           ============   ============
Diluted:
  Income from continuing operations                        $       0.01   $       0.68
  Discontinued operations                                          0.00           0.02
                                                           ------------   ------------
  Net income                                               $       0.01   $       0.70
                                                           ============   ============

Dividends per common share                                 $       0.65   $       0.65
                                                           ============   ============

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                                          14,154         11,794
                                                           ============   ============
  Diluted                                                        14,281         12,006
                                                           ============   ============

                            PARKWAY PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                                   YEAR ENDED
                                                                   DECEMBER 31
                                                           ---------------------------
                                                               2005          2004
                                                           ------------   ------------
                                                           (Unaudited)
REVENUES
Income from office and parking properties                  $    192,645   $    157,792
Management company income                                         2,997          3,832
Other income                                                        255             37
                                                           ------------   ------------
                                                                195,897        161,661
                                                           ------------   ------------

EXPENSES
Office and parking properties:
  Operating expense                                              90,121         72,322
  Interest expense:
    Contractual                                                  26,043         19,788
    Prepayment expenses                                             555            511
    Subsidiary redeemable preferred membership interests            752            725
    Amortization of loan costs                                      976            556
  Depreciation and amortization                                  51,753         36,319
Operating expense for other real estate properties                    5             22
Interest expense on bank notes:
  Contractual                                                     6,614          3,796
  Amortization of loan costs                                        504            441
Management company expenses                                         607            358
General and administrative                                        4,468          4,464
                                                           ------------   ------------
                                                                182,398        139,302
                                                           ------------   ------------
Income before equity in earnings, gain, minority
 interest and discontinued operations                            13,499         22,359

Equity in earnings of unconsolidated joint ventures               1,496          1,697
Gain on sale of joint venture interests,
 real estate and note receivable                                  1,039          4,309
Minority interest - unit holders                                     (2)            (2)
Minority interest - real estate partnerships                       (187)           127
                                                           ------------   ------------
Income before discontinued operations                            15,845         28,490

Discontinued operations:
  Income from discontinued operations                               781          1,025
  Gain on sale of real estate from
   discontinued operations                                        4,181              -
                                                           ------------   ------------
Net income                                                       20,807         29,515

Dividends on preferred stock                                     (4,800)        (4,800)
Dividends on convertible preferred stock                         (2,346)        (5,186)
                                                           ------------   ------------
Net income available to common stockholders                $     13,661   $     19,529
                                                           ============   ============

NET INCOME PER COMMON SHARE:
Basic:
  Income from continuing operations                        $       0.62   $       1.64
  Discontinued operations                                          0.35           0.09
                                                           ------------   ------------
  Net income                                               $       0.97   $       1.73
                                                           ============   ============
Diluted:
  Income from continuing operations                        $       0.61   $       1.61
  Discontinued operations                                          0.35           0.09
                                                           ------------   ------------
  Net income                                               $       0.96   $       1.70
                                                           ============   ============
Dividends per common share                                 $       2.60   $       2.60
                                                           ============   ============
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                                          14,065         11,270
                                                           ============   ============
  Diluted                                                        14,233         11,478
                                                           ============   ============

                            PARKWAY PROPERTIES, INC.
                   RECONCILIATION OF FUNDS FROM OPERATIONS AND
                 FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
         FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2005 AND 2004
                      (In thousands, except per share data)

                                                                            THREE MONTHS ENDED                YEAR ENDED
                                                                                DECEMBER 31                   DECEMBER 31
                                                                         -------------------------     -------------------------
                                                                            2005           2004           2005           2004
                                                                         ----------     ----------     ----------     ----------
                                                                                (Unaudited)                   (Unaudited)
NET INCOME                                                               $    1,953     $   10,676     $   20,807     $   29,515

ADJUSTMENTS TO NET INCOME:
   Preferred Dividends                                                       (1,200)        (1,200)        (4,800)        (4,800)
   Convertible Preferred Dividends                                             (587)        (1,064)        (2,346)        (5,186)
   Depreciation and Amortization                                             14,328         10,047         51,753         36,319
   Depreciation and Amortization - Discontinued Operations                        -            155            343            524
   Minority Interest Depreciation and Amortization                             (428)          (164)        (1,019)          (654)
   Adjustments for Unconsolidated Joint Ventures                                276            621          1,057          2,345
   Minority Interest - Unit Holders                                               1              -              2              2
   Gain on Sale of Joint Venture Interests and Real Estate                        -         (3,535)        (5,512)        (3,535)
                                                                         ----------     ----------     ----------     ----------
Funds From Operations Applicable to Common  Shareholders (1)             $   14,343     $   15,536     $   60,285     $   54,530
                                                                         ==========     ==========     ==========     ==========

FUNDS AVAILABLE FOR DISTRIBUTION
   Funds From Operations Applicable to Common Shareholders               $   14,343     $   15,536     $   60,285     $   54,530
   Add (Deduct) :
   Adjustments for Unconsolidated Joint Ventures                               (242)          (326)        (1,071)        (1,719)
   Adjustments for Minority Interest in Real Estate Partnerships                (20)            39             73            157
   Straight-line Rents                                                         (903)        (1,742)        (4,204)        (3,592)
   Straight-line Rents - Discontinued Operations                                  -              9            (33)          (101)
   Amortization of Above/Below Market Leases                                    570             62          1,970            139
   Amortization of Restricted Shares and Share Equivalents                      182            193            533            783
   Capital Expenditures:
      Building Improvements                                                  (1,837)          (825)        (7,579)        (3,923)
      Tenant Improvements - New Leases                                         (560)        (2,628)        (6,216)       (10,390)
      Tenant Improvements - Renewal Leases                                     (908)        (1,688)        (6,363)        (3,880)
      Leasing Costs - New Leases                                               (776)          (262)        (2,255)        (2,633)
      Leasing Costs - Renewal Leases                                         (1,085)          (101)        (3,497)        (1,794)
                                                                         ----------     ----------     ----------     ----------
Funds Available for Distribution (1)                                     $    8,764     $    8,267     $   31,643     $   27,577
                                                                         ==========     ==========     ==========     ==========

DILUTED PER COMMON SHARE/UNIT INFORMATION (**)
   FFO per share                                                         $     0.99     $     1.23     $     4.16     $     4.51
   Dividends paid                                                        $     0.65     $     0.65     $     2.60     $     2.60
   Dividend payout ratio for FFO                                              65.68%         52.70%         62.43%         57.70%
   Weighted average shares/units outstanding                                 15,086         13,459         15,038         13,253

OTHER SUPPLEMENTAL INFORMATION
   Upgrades on Acquisitions                                              $    1,549     $    1,784     $    6,531     $    7,976
   Gain (Loss) on Non Depreciable Assets                                 $       74     $        -     $     (292)    $      774

**Information for Diluted Computations:
   Convertible Preferred Dividends                                       $      587     $    1,064     $    2,346     $    5,186
   Basic Common Shares/Units Outstanding                                     14,155         11,795         14,066         11,271
   Convertible Preferred Shares Outstanding                                     803          1,451            803          1,773
   Dilutive Effect of Stock Options, Warrants and Deferred Share Units          128            213            169            209

(1) Funds from operations ("FFO") applicable to common shareholders and funds available for distribution ("FAD") are included herein because we believe that these measures are helpful to investors and our management as measures of the performance of an equity REIT. These measures, along with cash flow from operating, financing and investing activities, provide investors with an indication of our ability to incur and service debt, to pay dividends, to make capital expenditures and to fund other cash needs.

    Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

                            PARKWAY PROPERTIES, INC.
                    CALCULATION OF EBITDA AND COVERAGE RATIOS
         FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2005 AND 2004
                                 (In thousands)

                                                                            THREE MONTHS ENDED                YEAR ENDED
                                                                                DECEMBER 31                   DECEMBER 31
                                                                         -------------------------     -------------------------
                                                                            2005           2004           2005           2004
                                                                         ----------     ----------     ----------     ----------
                                                                                (Unaudited)                   (Unaudited)
Net Income                                                               $    1,953     $   10,676     $   20,807     $   29,515

ADJUSTMENTS TO NET INCOME:
   Interest Expense                                                           8,789          6,709         33,409         24,309
   Amortization of Financing Costs                                              528            261          1,480            997
   Prepayment Expenses - Early Extinguishment of Debt                           555            381            555            511
   Depreciation and Amortization                                             14,328         10,202         52,096         36,843
   Amortization of Deferred Compensation                                        182            193            533            783
   Net Gain on Sale of Joint Venture Interests, Real Estate and Note
    Receivable                                                                  (74)        (3,535)        (5,220)        (4,309)
   Tax Expenses                                                                  (2)           (49)             6            (49)
   EBITDA Adjustments - Unconsolidated Joint Ventures                           671          1,533          2,593          5,929
   EBITDA Adjustments - Minority Interest in Real Estate Partnerships          (861)          (443)        (2,378)        (1,772)
                                                                         ----------     ----------     ----------     ----------
EBITDA (1)                                                               $   26,069     $   25,928     $  103,881     $   92,757
                                                                         ==========     ==========     ==========     ==========

INTEREST COVERAGE RATIO:
EBITDA                                                                   $   26,069     $   25,928     $  103,881     $   92,757
                                                                         ==========     ==========     ==========     ==========
   Interest Expense:
   Interest Expense                                                      $    8,789     $    6,709     $   33,409     $   24,309
   Capitalized Interest                                                           -              9             52             15
   Interest Expense - Unconsolidated Joint Ventures                             368            751          1,400          2,927
   Interest Expense - Minority Interest in Real Estate Partnerships            (421)          (272)        (1,328)        (1,093)
                                                                         ----------     ----------     ----------     ----------
Total Interest Expense                                                   $    8,736     $    7,197     $   33,533     $   26,158
                                                                         ==========     ==========     ==========     ==========
Interest Coverage Ratio                                                        2.98           3.60           3.10           3.55
                                                                         ==========     ==========     ==========     ==========

FIXED CHARGE COVERAGE RATIO:
EBITDA                                                                   $   26,069     $   25,928     $  103,881     $   92,757
                                                                         ==========     ==========     ==========     ==========

Fixed Charges:
   Interest Expense                                                      $    8,736     $    7,197     $   33,533     $   26,158
   Preferred Dividends                                                        1,787          2,264          7,146          9,986
   Preferred Distributions - Unconsolidated Joint Ventures                        -            123             21            507
   Principal Payments (Excluding Early Extinguishment of Debt)                4,783          3,457         17,724         13,087
   Principal Payments - Unconsolidated Joint Ventures                            10            162            108            633
   Principal Payments - Minority Interest in Real Estate Partnerships           (74)           (69)          (497)          (399)
                                                                         ----------     ----------     ----------     ----------
Total Fixed Charges                                                      $   15,242     $   13,134     $   58,035     $   49,972
                                                                         ==========     ==========     ==========     ==========

Fixed Charge Coverage Ratio                                                    1.71           1.97           1.79           1.86
                                                                         ==========     ==========     ==========     ==========
MODIFIED FIXED CHARGE COVERAGE RATIO:
EBITDA                                                                   $   26,069     $   25,928     $  103,881     $   92,757
                                                                         ==========     ==========     ==========     ==========
Modified Fixed Charges:
   Interest Expense                                                      $    8,736     $    7,197     $   33,533     $   26,158
   Preferred Dividends                                                        1,787          2,264          7,146          9,986
   Preferred Distributions - Unconsolidated Joint Ventures                        -            123             21            507
                                                                         ----------     ----------     ----------     ----------
Total Modified Fixed Charges                                             $   10,523     $    9,584     $   40,700     $   36,651
                                                                         ==========     ==========     ==========     ==========

Modified Fixed Charge Coverage Ratio                                           2.48           2.71           2.55           2.53
                                                                         ==========     ==========     ==========     ==========

(1) EBITDA, a non-GAAP financial measure, means operating income before mortgage and other interest expense, income taxes, depreciation and amortization. We believe that EBITDA is useful to investors and Parkway's management as an indication of the Company's ability to service debt and pay cash distributions. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

                            PARKWAY PROPERTIES, INC.
             NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
                  THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004
                (In thousands, except number of properties data)

                                                                     NET OPERATING INCOME          OCCUPANCY
                                   NUMBER OF        PERCENTAGE       ---------------------   ----------------------
                                  PROPERTIES     OF PORTFOLIO (1)      2005        2004        2005         2004
                                 -------------   ----------------    ---------   ---------   ---------    ---------
Same store properties (2)                   52              74.00%   $  19,543   $  21,114        87.7%        90.1%
2005 acquisitions                            7              25.76%       6,803           -        90.3%         N/A
Assets sold                                  -               0.24%          63       1,847         N/A          N/A
                                 -------------   ----------------    ---------   ---------
Net operating income from
 office and parking properties              59             100.00%   $  26,409   $  22,961
                                 -------------   ----------------    ---------   ---------

(1) Percentage of portfolio based on 2005 net operating income.

(2) Parkway defines Same Store Properties as those properties that were owned for the entire three-month periods ended December 31, 2005 and 2004 and excludes properties classified as discontinued operations. Same Store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same Store Properties. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets. The following table is a reconciliation of net income to SSNOI:

                                                                            THREE MONTHS ENDED                YEAR ENDED
                                                                                DECEMBER 31                   DECEMBER 31
                                                                         -------------------------     -------------------------
                                                                            2005           2004           2005           2004
                                                                         ----------     ----------     ----------     ----------
Net income                                                               $    1,953     $   10,676     $   20,807     $   29,515
Add (deduct):
Interest expense                                                              9,872          7,351         35,444         25,817
Depreciation and amortization                                                14,328         10,047         51,753         36,319
Operating expense for other real estate properties                                1              4              5             22
Management company expenses                                                     129             99            607            358
General and administrative expenses                                           1,127          1,375          4,468          4,464
Equity in earnings of unconsolidated joint ventures                            (401)          (228)        (1,496)        (1,697)
Gain on sale of joint venture interests, real estate and note                   (74)        (3,535)        (1,039)        (4,309)
 receivable
Minority interest - unit holders                                                  1              -              2              2
Minority interest - real estate partnerships                                   (114)           (35)           187           (127)
Income from discontinued operations                                              (4)          (214)          (781)        (1,025)
Gain on sale of real estate from discontinued operations                          -              -         (4,181)             -
Management company income                                                      (400)        (2,562)        (2,997)        (3,832)
Other income                                                                     (9)           (17)          (255)           (37)
                                                                         ----------     ----------     ----------     ----------
Net operating income from office and parking properties                      26,409         22,961        102,524         85,470

Less: Net operating income from non same store properties                    (6,866)        (1,847)       (26,681)        (8,504)
                                                                         ----------     ----------     ----------     ----------
Same store net operating income                                          $   19,543     $   21,114     $   75,843     $   76,966
                                                                         ----------     ----------     ----------     ----------